UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GOLD AND GEMSTONE MINING INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0642269
State or jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

2144 Whitekirk Way, Draper, Utah	84020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: (if applicable) 333-165929

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the registrant's securities contained in the Registrant's Registration Statement on Form S-1, filed with the commission under File No. 333-165929 on April 7, 2010 is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit	Description
Number
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment with respect to a change in authorized capital and name (2)
3.3	Bylaws (1)

(1)	Included as exhibits to our Registration Statement on Form S-1 filed with the SEC on April 7, 2010
(2)	Included as exhibits to our Current Report on Form 8-K filed with the SEC on April 30, 2012

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLD AND GEMSTONE MINING INC.

Date: May 7, 2012

/s/ Charmaine King
Charmaine King
President and Director